UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 20, 2011

SERVISFIRST BANCSHARES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-53149	26-0734029
(Commission File Number)	(IRS Employer Identification No.)

850 Shades Creek Parkway, Birmingham, Alabama	35209
(Address of Principal Executive Offices)	(Zip Code)

(205) 949-0302
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07.   Submission of Matters to a Vote of Security Holders.

On April 20, 2011, ServisFirst Bancshares, Inc. (the “Company”) held its 2011 Annual Meeting of Stockholders.  At such meeting, the stockholders of the Company elected six directors to serve until the 2012 Annual Meeting of Stockholders and until their successors are duly elected, adopted an advisory resolution approving the Company’s executive compensation, and adopted an advisory resolution providing that future advisory votes on executive compensation would be held on an annual basis.  The votes cast on such matters were as follows:

Proposal 1
Election of Directors

Nominee	For	Withhold	Abstain
Stanley M. Brock	3,173,843	26,000	--
Thomas A. Broughton III	3,173,843	26,000	--
Joseph R. Cashio	3,173,843	26,000	--
James J. Filler	3,173,843	26,000	--
Michael D. Fuller	3,173,843	26,000	--
Hatton C.V. Smith	3,173,843	26,000	--

Proposal 2
Approval of Executive Compensation

For	Against	Abstain
3,139,956	46,500	13,387

Proposal 3
Frequency of Future Executive Compensation Advisory Votes

Every Year	Every Two Years	Every Three Years	Abstain
2,835,325	176,569	89,350	98,599

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SERVISFIRST BANCSHARES, INC.

Date: April 22, 2011	By:	/s/ Thomas A. Broughton III
Thomas A. Broughton III
Chief Executive Officer